NSAR ITEM 77O
October 1, 2003 - March 31, 2004
VK Intermediate Term Municipal Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase


  1         State of New York   JPMorgan   1,000,000      0.06       11/20/03
           Tobacco Settlement
          Financing Corporation

  2      Rhode Island Economic  Citigroup  1,000,000      0.49       11/14/03
          Development Corp.

Underwriters for #1

JPMorgan
UBS Financial Services Inc
Bear, Stearns & Co.Inc.
Citigroup
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley
Ramirez & Co., Inc.
BNY Capital Markets, Inc.
CIBC World Markets
GMAC Commercial Holding Capital Markets
Goldman, Sachs & Co
Janney Montgomery Scott
M R Beal & Company
Prager & Sealey LLC
RBC Dain Ranscher Inc.
Roosevelt & Cross, Inc
Wachovia Bank, National Association

Underwriters for #2

Citigroup
Bear, Stearns & Co. Inc
UBS Financial Services Inc
Carolan & Co.
Goldman, Sachs & Co.
Jackson Securities
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley
Quick & Reilly, Inc.
Roosevelt & Cross